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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 1, 2006 (JULY 26, 2006)


                                SOLUTIA INC.
                                ------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                  DELAWARE
                                  --------
                          (STATE OF INCORPORATION)
            001-13255                                     43-1781797
            ---------                                     ----------
            (COMMISSION                                   (IRS EMPLOYER
            FILE NUMBER)                                  IDENTIFICATION NO.)



 575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI    63166-6760
 ---------------------------------------------------------------    ----------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)



                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 30, 2006, Solutia delivered a redemption notice and certificate (the "Notice") to the holders of its
(euro) 200,000,000 10.00% Senior Secured Notes due 2008 (the "Euronotes") issued by Solutia Europe S.A./N.V. ("SESA"), Solutia Inc.'s ("Solutia") wholly owned subsidiary, in accordance with the terms and conditions of the Euronotes. Delivery of the Notice obligated SESA to redeem the Euronotes on August 1, 2006 at a 3% premium as provided in the Euronotes.

         On July 26, 2006, Solutia's indirect wholly-owned subsidiary Solutia Services International S.C.A./Comm. V.A. ("SSI"), a subsidiary of SESA, entered into a (euro) 200 million Facility Agreement (the "Facility Agreement") between SSI, as borrower, SESA and CPFilms Vertriebs GmbH, as original guarantors, Citigroup Global Markets Limited, as arranger, the financial institutions listed therein, as the original lenders, Citibank International plc as agent for the finance parties and Citibank N.A. as security agent for the secured parties. Closing of the credit facility contemplated by the Facility Agreement, which at signing remained subject to the satisfaction of a number of conditions precedent, occurred on August 1, 2006. SESA used the proceeds of the new credit facility to refinance of all of the Euronotes on August 1, 2006, at a prepayment premium of 3%, as required pursuant to the Euronotes, for a total redemption amount of approximately (euro) 215 million, including accrued interest. The Euronotes were refinanced to reduce the interest rate, extend the term of the indebtedness and allow for certain dispositions by Solutia, including the sale of its pharmaceutical services business.

         The credit facility under the Facility Agreement has a five-year term, with a termination date of July 31, 2011, and an adjustable rate of EURIBOR plus a margin which currently yields a rate of approximately 5.75% to 6.50%. The margin is subject to adjustment upon the occurrence of certain events specified in the Facility Agreement or upon SESA and its subsidiaries attaining certain financial benchmarks. The new credit facility consists of a
(euro) 160 million term loan B1 and a (euro) 40 million term loan B2. The
(euro) 40 million term loan B2 is expected to be repaid from the proceeds of the sale of Solutia's pharmaceutical services business described in a Form 8-K filed by Solutia with the SEC on May 30, 2006. The new credit facility is secured by substantially all of the assets of SESA and its subsidiaries (excluding Flexsys Holding B.V. and Carbogen Amcis AG). The Facility Agreement also contains other customary terms and conditions, including certain financial covenants relating to the performance of SESA and its subsidiaries.

         The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

         See Item 1.01 disclosure above.

ITEM 7.01.  REGULATION FD DISCLOSURE

         On August 1, 2006, Solutia issued a press release announcing the closing of a new (euro) 200 million credit facility pursuant to a Facility Agreement entered into on July 26, 2006 by Solutia's indirect wholly-owned subsidiary Solutia Services International S.C.A/Comm. V.A. A copy of the press release is attached hereto as Exhibit 99.1.




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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits:

Exhibit Number    Description
--------------    -----------

         99.1 August 1, 2006 press release announcing closing of new credit facility pursuant to a Facility Agreement entered into by Solutia Services International S.C.A/Comm. V.A.





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                                 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                       SOLUTIA INC.
                                       -------------------------------------
                                       (Registrant)

                                       /s/ Rosemary L. Klein
                                       ---------------------------
                                       Senior Vice President, General Counsel
                                       and Secretary


DATE: August 1, 2006